AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 17, 2001

                       COMMISSION FILE NO.: 333-_____

              UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                                 FORM S-8

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                    AMERICA FIRST MORTGAGE INVESTMENTS, INC.
                    ----------------------------------------
             (Exact Name of Registrant As Specified In Its Charter)

          Maryland                                        13-3974868
   ------------------------                          --------------------------
   (State of Incorporation)                         (IRS Employer I.D. Number)

	399 Park Avenue 36th Floor,
 New York, New York  10022                              (212) 935-8760
-------------------------------------------------------------------------------
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

        AMERICA FIRST MORTGAGE INVESTMENTS, INC. 1997 STOCK OPTION PLAN
        ---------------------------------------------------------------
                           (Full title of the plan)

           Stewart Zimmerman, President and Chief Executive Officer
                   America First Mortgage Investments, Inc.
                                399 Park Avenue
                                  36th Floor
                          New York, New York  10022
                                (212) 935-8760
           --------------------------------------------------------
          (Name, address and telephone number of Agent for Service)

                                 Copies to:

Steven P. Amen                               Alan L. Gosule
Kutak Rock LLP                               Clifford Chance Rogers & Wells LLP
1650 Farnam Street                           200 Park Avenue, 52nd Floor
Omaha, Nebraska  68102                       New York, NY  10166
Tel: (402) 346-6000                          Tel:  (212) 878-8295
Fax: (402) 346-1148                          Fax:  (212) 878-8375

                         Calculation of Registration Fee

Title of each class                            Proposed maximum    Proposed maximum       Amount of
of securities                Amount to be      offering price      aggregate offering     registration
to be registered             registered        per share (1)       price (1)              fee
-----------------------      ---------------   ----------------    ------------------     -------------
Common Stock, par value      400,000           $7.95               $3,180,000             $795
$0.01 per share


(1) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(h) and (c) under the Securities Act of 1933, as amended. Estimate based on the average of the high and low prices of the Registrant's common stock as reported by the New York Stock Exchange on August 10, 2001 pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended.






                                    - i -

                                   PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                       INCORPORATION OF DOCUMENTS BY REFERENCE
                          TO PRIOR REGISTRATION STATEMENT

This Registration Statement is filed for the purpose of registering 400,000 additional shares of Common Stock by America First Mortgage Investments, Inc. (the "Registrant") for use in connection with the America First Mortgage Investments, Inc. Restated and Amended 1997 Stock Option Plan. In accordance with General Instruction E to Form S-8, the Registrant incorporates by reference the contents of the Registrant's Registration Statement on Form S-8, File No. 333-39772, filed on June 21, 2000.

Item 8.  Exhibits.

The following is a complete list of exhibits filed as part of this Registration Statement. Exhibit numbers correspond to the numbers in the Exhibit Table of Item 601 of Regulation S-K.

Exhibit
Number	              Description

4.1	    Specimen of Common Stock Certificate of Registrant (incorporated herein by reference to Exhibit 4.1 of the Registration Statement on
								Form S-4 dated February 12, 1998, filed by the Registrant pursuant
							 to the Securities Act of 1933 (Commission File No. 333-46179)).

4.2					Second Amended and Restated 1997 Stock Option Plan of the Registrant
								(incorporated herein by reference to Form 10-Q dated June 30, 2001,
								filed with the Securities and Exchange Commission pursuant to the
								Securities Exchange Act of 1934 (Commission File No. 1-13991)).

5.1	    Opinion of Kutak Rock LLP

23.1	   Consent of Kutak Rock LLP (contained in its opinion filed as Exhibit
							 5.1)

23.2	   Consent of PricewaterhouseCoopers LLP

                                  SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on August 14, 2001.

                                      AMERICA FIRST MORTGAGE INVESTMENTS, INC.
                                      By:  /s/ Stewart Zimmerman
                                      Stewart Zimmerman, President
                                      and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Date: August 14, 2001	            	By:	 	/s/ MICHAEL B. YANNEY
                                         Michael B. Yanney,
                                         Chairman of the Board

Date: August 14, 2001	             By:	 	/s/ STEWART ZIMMERMAN
                                         Stewart Zimmerman,
                                         President, Chief Executive Officer
                                         and Director

Date: August 14, 2001	            	By:	 	/s/ WILLIAM S. GORIN
                                         William S. Gorin,
																																		       Chief Financial Officer

Date: August 14, 2001	 	           By:	 	/s/ MICHAEL L. DAHIR
                                         Michael L. Dahir, Director

Date: August 14, 2001	 	           By:	 	/s/ ALAN GOSULE
                                         Alan Gosule, Director

Date: August 14, 2001	 	           By:	 	/s/ GEORGE H. KRAUSS
                                         George H. Krauss, Director

Date: August 14, 2001	 	           By:	 	/s/ GREGOR MEDINGER
                                         Gregor Medinger, Director

Date: August 14, 2001	            	By:	 	/s/ W. DAVID SCOTT
                                         W. David Scott, Director

                                  EXHIBIT 5.1

                             OPINION OF KUTAK ROCK LLP

                                 August 14, 2001

Board of Directors
America First Mortgage Investments, Inc.
36th Floor
399 Park Avenue
New York, NY  10022

Ladies and Gentlemen:

We have acted as counsel to America First Mortgage Investments, Inc., a Maryland corporation (the "Company") in connection with the filing of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to 400,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), issuable pursuant to the exercise of options which may be granted to directors, officers and employees of the Company or certain of its affiliates under the terms of the Company's Second Amended and Restated 1997 Stock Option Plan (the "Plan"). In rendering this opinion, we have reviewed such documents and made such examinations of law as we deemed necessary for purposes hereof. Based on, and subject to the foregoing, it is our opinion that the shares of Common Stock, when issued and paid for in accordance with the Plan, will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                      	Sincerely,

	                                      /s/ KUTAK ROCK LLP
                                      	KUTAK ROCK LLP

                               EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 26, 2001 relating to the financial statements and financial statement schedules of America First Mortgage Investments, Inc., which appears in America First Mortgage Investments, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.

/s/ PricewaterhouseCoopers LLP

New York, New York
August 14, 2001